AGREEMENT


     THIS AGREEMENT is made as of this 17th day of April, 2007, among BASIL CALOYERAS, an individual, ALIKI CALOYERAS, an individual, ALEXANDRA CALOYERAS, an individual, CALOYERAS FAMILY PARTNERSHIP, a Nevada limited liability company ("Caloyeras Family Partnership") and TOROTEL, INC., a Missouri corporation ("Torotel"). Basil Caloyeras, Aliki Caloyeras and Alexandra Caloyeras are sometimes hereinafter referred to as the "Caloyeras Shareholders."

     WHEREAS, the Caloyeras Shareholders and the Caloyeras Family Partnership are the owners of 2,537,505 shares of the common stock of Torotel; and

     WHEREAS, the Caloyeras Shareholders and the Caloyeras Family Partnership desire to grant to Torotel an option for Torotel to purchase shares of common stock of Torotel owned by the Caloyeras Shareholders and the Caloyeras Family Partnership, as set forth herein; and

     WHEREAS, Basil Caloyeras is willing to dismiss without prejudice the action captioned BASIL CALOYERAS V. TOROTEL, INC., No. 06-2485-KHV (United States
District Court, District of Kansas) (the "Pending Action"), obtain mutual releases of all claims in the event the shares are purchased pursuant to this option, and covenant not to sue prior to July 31, 2007, in consideration for Torotel agreeing to certain terms and conditions as specifically set forth herein.

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. OPTION TO PURCHASE. The Caloyeras Shareholders and the Caloyeras Family Partnership do hereby grant, until July 31, 2007, to Torotel the option for Torotel to purchase all, but not less than all, of the 2,537,505 shares of common stock of Torotel owned by such parties, for a cash purchase price of Seventy Cents ($.70) per share, subject to the provisions of this Agreement.


     2. TOROTEL'S FORBEARANCE. Subject to Section 5 hereof or unless the Caloyeras Family Partnership consents in advance in writing, Torotel agrees that, effective immediately, neither it, nor any subsidiary or affiliate controlled by it will, prior to July 31, 2007: (i) issue any shares, restricted or otherwise, of capital stock of Torotel; (ii) grant any options to purchase any shares of capital stock of Torotel; (iii) enter in any new employment agreements to which Torotel will be a party; (iv) modify, amend or alter any employment agreements to which Torotel is a party as of the date hereof; or (v) effect a merger, recapitalization, reorganization or other corporate transaction which would have the effect of diluting the percentage interest of the Caloyeras Family Partnership and the Caloyeras Shareholders in Torotel.

     3. FUNDS. Torotel agrees to use its commercially reasonable efforts to pursue financing sources in order for it to acquire the funds with acceptable terms to allow it to purchase the shares of Torotel common stock owned by the Caloyeras Family Partnership and the Caloyeras Shareholders for a purchase price of Seventy Cents ($.70) per share on or before July 31, 2007.

     4. NO REVIVAL OR EXTINGUISHMENT OF CLAIMS; NO RESTRICTION. Except as set forth herein, this Agreement does not affect any claims or defenses of either party which existed and were enforceable prior to the date of this Agreement. This Agreement does not affect the right or ability of the Caloyeras Family Partnership, the Caloyeras Shareholders, or any other holder of shares of common stock of Torotel, to duly exercise any of their rights, privileges or responsibilities as such holder of shares of common stock, including, but not limited to, presenting proposals or resolutions for consideration by the shareholders of Torotel at its annual meeting of shareholders, nominating individuals to serve as members of the Torotel Board of Directors, or taking any other action permitted and in compliance with applicable law or regulation.

     5. OTHER STATUTORY OR REGULATORY OBLIGATIONS. This Agreement is subject, in all respects, to the duties, responsibilities and obligations of Torotel and its Board of Directors pursuant to applicable law and regulation. Should Torotel or its Board of Directors determine, prior to July 31, 2007, that any such law or regulation prohibits Torotel from observing the provisions of this Agreement, then Torotel shall promptly give notice of such fact to the Caloyeras
Shareholders. In such event, this Agreement and the duties and obligations of the parties hereunder shall terminate and be of no further force or effect.

     6. RESERVATION OF RIGHTS AND DEFENSES. The parties to this Agreement hereby explicitly retain and reserve each and every right or defense which may be available with respect to any claims any party may have as of the date hereof. The parties agree that oral and written communications during the pendency of the Agreement shall not waive the rights and defenses of any party.

     7. INADMISSIBILITY OF AGREEMENT FOR OTHER PURPOSES. This Agreement shall only be admissible in any proceeding involving the parties to prove the terms hereof, and shall be inadmissible for all other purposes and in any other proceeding.

     8. ENTIRE AGREEMENT; NO ORAL MODIFICATION. This document represents the entire agreement of the parties with respect to the subject matter of this Agreement and may not be modified except in writing signed by all parties.

     9. AUTHORITY. The undersigned represent that they have the authority to execute this Agreement on behalf of the respective parties and to bind their respective parties to the terms of this Agreement by their execution hereof.

     10.  COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts constituting one and the same agreement.

     11. EFFECTIVE DATE; ADDITIONAL PARTIES. This Agreement shall become effective and binding as of the day and year first above written.

     12. GOVERNING LAW AND FORUM. This Agreement shall be governed by the laws of the State of Missouri.

     13.  PENDING ACTION.  Promptly  after  the  execution of this Agreement and pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure, Basil Caloyeras shall and Torotel shall cause all of the defendants in the Pending Action to jointly file a dismissal without prejudice of the Pending Action. The Caloyeras Shareholders and Caloyeras Family Partnership covenant not to sue Torotel and/or its Board members or officers, and Torotel and its Board members and officers covenant not to sue any of the Caloyeras Shareholders or the Caloyeras Family Partnership prior to July 31, 2007, or the earlier termination of this Agreement. The Caloyeras Shareholders and the Caloyeras Family Partnership, Torotel and Torotel's Board members and officers will agree to release any and all claims against each other in the event the shares are purchased pursuant to this option.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple counterpart copies, each of which shall be deemed an original but constitute one and the same instrument as of the day and year first above written.

                          CALOYERAS SHAREHOLDERS:


                                        /s/ Basil Caloyeras
                                 -----------------------------------------------
                                 Basil Caloyeras

                                        /s/ Aliki Caloyeras
                                 -----------------------------------------------
                                 Aliki Caloyeras

                                        /s/ Alexandra Caloyeras
                                 -----------------------------------------------
                                 Alexandra Caloyeras


                          CALOYERAS FAMILY PARTNERSHIP:

                                 By:    /s/ Basil Caloyeras
                                    --------------------------------------------
                                    Basil Caloyeras, Member


                          TOROTEL, INC.:

                                 By:    /s/ Dale H. Sizemore, Jr.
                                    --------------------------------------------
                                 Name:  Dale H. Sizemore, Jr.
                                      ------------------------------------------
                                 Title: President and CEO
                                      ------------------------------------------